Exhibit 11.1



Statement regarding computation of per share earnings

The numerators and denominators of basic and fully diluted earnings per share are as follows:

                                            Three Months Ended March 31,                     Six Months Ended March 31,
                                     -------------------------------------------- -------------------------------------------
                                                     2007                   2006                  2007                  2006
                                     --------------------- ---------------------- ---------------------  --------------------
Net income (loss) allocable to
   common shares (numerator)                  $  (142,352)          $  1,533,789            $  282,657           $ 1,632,202
                                     ===================== ====================== =====================  ====================
Shares used in the calculation
  (denominator)
Weighted average shares outstanding            14,266,108             14,991,325            14,429,481            14,991,325
   Effect of diluted stock options                     --                     --                    --                    --
                                     --------------------- ---------------------- ---------------------  --------------------
   Diluted shares                              14,266,108             14,991,325            14,429,481            14,991,325
                                     ===================== ====================== =====================  ====================

Basic earnings per share                      $     (0.01)            $     0.10            $     0.02             $    0.11
                                     ===================== ====================== =====================  ====================

Diluted earnings per share                    $     (0.01)            $     0.10            $     0.02             $    0.11
                                     ===================== ====================== =====================  ====================